UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 22, 2010

IMAGINE MEDIA, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	005-84223	26-0731818
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1155 Sherman Street, Suite 307

          Denver, CO  80203
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 813-1098

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

Effective January22, 2010, Imagine Media, Ltd. (the “Company”) entered into a non-binding letter of intent (the “LOI”) to acquire DMI Life Sciences, Inc. (“DMI”), a Denver, Colorado based biotechnology company.  Under the terms of the LOI, if the acquisition is completed, the shareholders of DMI will acquire approximately 90.52% of the total issued and outstanding shares of the Company, and the transaction will constitute a change in control. Completion of the acquisition is subject to the satisfaction of several conditions precedent, including, without limitation, the execution of a definitive merger agreement, the satisfactory completion of due diligence by both parties, the completion of audited financial statements by DMI, and compliance with federal and state securities laws.  There can be no assurance that the transaction will be consummated.

Important Legal Information

In connection with the proposed transaction, if a definitive agreement and plan of merger is subsequently executed between the Company and DMI, the Company, if required by federal securities laws, will file a proxy or information statement and additional disclosures with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of the Company will be asked to carefully read the entire proxy or information statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Cautionary Statements Regarding the LOI

The LOI is being filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, DMI, Imagine Sub or their respective subsidiaries and affiliates. Any representations, warranties and covenants contained in the LOI were made only for purposes of the LOI and as of the specific dates set forth therein, were solely for the benefit of the parties to the LOI, and may be subject to limitation agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allotting contractual risk between the parties to the LOI instead of establishing these matters as facts and also may be subject to standards of materiality deemed relevant to the contracting parties but that differ from those matters that may be deemed material to investors. Investors are not third party beneficiaries under the LOI and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, DMI, Imagine Sub or any of their respective subsidiaries or affiliates. In addition, the respective compliance dates for any such representations, warranties and covenants may vary, and thus any individual term or condition may not be relevant at any particular time. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the LOI and before execution of a definitive agreement and plan of merger, if one is executed, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title
99.1	Letter of Intent dated January 22, 2010

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagine Media, Ltd. (Registrant)

Dated: January 25, 2010	__/s/ Gregory A. Bloom Gregory A. Bloom, President

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